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                                                                    EXHIBIT 10.3

      AMENDMENT TO AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT


            This AMENDMENT, dated as of January 25, 2001 (this "AMENDMENT"), amends the Amended and Restated Common Stock and Warrant Agreement made and entered into as of March 30, 2000, and amended and restated as of May 24, 2000 (the "AGREEMENT"), by and between Neoforma.com, Inc., a Delaware corporation ("PARENT"), and University HealthSystem Consortium, an Illinois corporation ("UHC").

                                    RECITALS

            WHEREAS, Parent, Novation, LLC, a Delaware limited liability company ("NOVATION"), VHA Inc., a Delaware corporation ("VHA"), UHC, and Healthcare Purchasing Partners International, LLC, a Delaware limited liability company ("HPPI"), have entered into that certain Outsourcing and Operating Agreement, dated as of March 30, 2000, and amended and restated as of May 24, 2000 and January 25, 2001 (the "OUTSOURCING AGREEMENT"). Capitalized terms in this Amendment which are not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement, or if not defined therein, in the Outsourcing Agreement.

            WHEREAS, in consideration of the services rendered and to be rendered by UHC pursuant to the Outsourcing Agreement and UHC's fulfillment of its duties and obligations thereunder, Parent issued to UHC (i) 11,279,150 shares (such shares, the "SHARES") of Parent common stock, par value $0.001 per share ("COMMON STOCK"), and (ii) a warrant to purchase up to 7,519,436 shares of Common Stock (the "WARRANT").

            WHEREAS, on December 19, 2000, UHC exercised its right to purchase 1,879,859 shares of Common Stock subject to the Warrant, representing all of the vested and exercisable shares of Common Stock available for purchase pursuant to Sections 1.1.2 (1) and 1.1.3 (1) of the Warrant, leaving a balance of 5,639,577 shares of Common Stock that remain subject to the Warrant.

            WHEREAS, Parent and UHC mutually desire to cancel the Warrant and substitute for the remaining shares subject to potential vesting under the Warrant, 5,639,577 shares of restricted Common Stock, which shares shall be subject to forfeiture by UHC to Parent, in each case, subject to the terms and conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Amendment, the Agreement and the Outsourcing Agreement, the parties agree as follows:





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                                    ARTICLE I
                  SUBSTITUTION OF RESTRICTED SHARES FOR WARRANT

      1.1 Authorization; Closing. As of the consummation of the transactions substituting Restricted Shares (as defined below) for the Warrant (the "SUBSTITUTION CLOSING"), Parent will have authorized the issuance to UHC of 4,229,682 shares of restricted Common Stock (the "TRANCHE A SHARES") and 1,409,895 shares of restricted Common Stock (the "TRANCHE B SHARES", and collectively with the Tranche A Shares, the "RESTRICTED SHARES"). The Substitution Closing will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on January 25, 2001, or such other time and date as mutually agreed upon by the parties.

      1.2 Cancellation and Substitution of Warrant and Issuance of Restricted Shares.

            (a) At the Substitution Closing, UHC shall return to Parent for cancellation, and Parent shall cancel, the Warrant. On and after the Substitution Closing, the Warrant shall, in all respects, be cancelled, terminated and of no further force or effect.

            (b) At the Substitution Closing, Parent shall issue to UHC 4,229,682 Tranche A Shares and 1,409,895 Tranche B Shares. UHC's right to fully enjoy beneficial ownership of the Restricted Shares shall be subject to a substantial risk of forfeiture by UHC to Parent pursuant to the terms and to the extent set forth in this Article I (the "FORFEITURE RISK"). Restricted Shares that become vested pursuant to this Article I and are no longer subject to the Forfeiture Risk are referred to as "VESTED SHARES."

      1.3   Definitions.

            (a) "CUMULATIVE SIGNED PURCHASING VOLUME" means, as of any Determination Date (as defined in Sections 1.4(a), (b) and (c) of this Amendment), the sum of (x) the cumulative dollar volume of purchases by Healthcare Organizations that are members or patrons of UHC (calculated, for each such Healthcare Organization, by multiplying (A) the amount of Novation contract purchases (as reported in the SRIS system maintained for Novation's benefit) by such Healthcare Organization during the most recent complete calendar year ending prior to the first Determination Date on or prior to which such Healthcare Organization Signed-Up with Parent by (B) 2.4 (the "BASE AMOUNT")) and that Signed-Up with Parent on or prior to such Determination Date, plus (y) 19.6% of the cumulative dollar volume of purchases by Healthcare Organizations that are members or patrons of HPPI (using, for each such Healthcare Organization, its Base Amount) and that Signed-Up with Parent on or prior to such Determination Date, provided that (i) for purposes of computing the first Base Amount for each Healthcare Organization, such Base Amount will be increased by 3.625% and (ii) in addition to the increase in the Base Amount for any Healthcare Organization pursuant to the preceding clause (i), the Base Amount for each Healthcare Organization shall also be increased annually by 7.25% when computing Cumulative Signed Purchasing Volume for Determination Dates which are subsequent to the first Determination Date on or prior to which a particular Healthcare Organization Signed-Up with Parent. For purposes of clarity, the parties agree that once a Healthcare Organization is deemed to have "Signed-Up" with Parent, its Cumulative Signed Purchasing Volume, as computed and increased under the formula set forth in this definition,


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shall be included in the computation of Cumulative Signed Purchasing Volume for all Determination Dates arising on or after the date such Healthcare Organization Signed-Up with Parent, whether or not such Healthcare Organization continues to do business with Parent.

            (b) "HEALTHCARE ORGANIZATION" shall mean any facility providing health care services.

            (c) "PREFERRED PROVIDER" means the Healthcare Organization agrees to use the Parent internet-based system for at least 50% of its internet-based purchases of Novation contracted products.

            (d) "SIGNED-UP" means, with respect to any Healthcare Organization, that such Healthcare Organization and Parent have entered into a written agreement, arrangement or understanding for Parent to be the Preferred Provider of an Internet-based system for the acquisition of Novation contracted products by such Healthcare Organization.

      1.4   Vesting of Tranche A Shares.

            (a) 1,409,894 Tranche A Shares shall become Vested Shares on June 30, 2002 (the "FIRST DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the First Determination Date is at least $1,520 million (the "FIRST TRANCHE A TARGET AMOUNT").

            (b) 1,409,894 Tranche A Shares shall become Vested Shares on June 30, 2003 (the "SECOND DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the Second Determination Date is at least $2,347 million (the "SECOND TRANCHE A TARGET AMOUNT").

            (c) 1,409,894 Tranche A Shares shall become Vested Shares on June 30, 2004 (the "THIRD DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the Third Determination Date is at least $3,231 million (the "THIRD TRANCHE A TARGET AMOUNT").

            (d) In the event the Tranche A Target Amount of Cumulative Signed Purchasing Volume specified in any of Section 1.4 paragraphs (a), (b) or (c) above is not achieved as of the particular Determination Date specified in such paragraph (such shortfall below a particular Tranche A Target Amount being referred to as a "TRANCHE A SHORTFALL AMOUNT"), then the number of Tranche A Shares which shall become Vested Shares at a particular Determination Date pursuant to Section 1.4 paragraphs (a), (b), or (c) above shall equal the product of 1,409,894 and a fraction, the numerator of which is the Cumulative Signed Purchasing Volume as of the Determination Date in question and the denominator of which is the Tranche A Target Amount for the Determination Date in question. By way of example, using the formula in the preceding sentence, if as of June 30, 2002, Cumulative Signed Purchasing Volume is $1,000 million, 927,562 Tranche A Shares shall become Vested Shares:

              1,409,894   x    1,000  =  927,562 Vested Shares
                               -----
                               1,520

If there is a Tranche A Shortfall Amount relating to a particular Determination Date, then the number of Tranche A Shares which will not vest due to such shortfall shall equal


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1,409,894 minus the number of Tranche A Shares which became Vested Shares on such Determination Date (the "TRANCHE A SHORTFALL SHARES"). Using the facts set forth in the preceding example, if as of June 30, 2002, Cumulative Signed Purchasing Volume is $1,000 million, and 927,562 Tranche A Shares become Vested Shares, then 482,332 Tranche A Shares shall be deemed Tranche A Shortfall Shares as of the First Determination Date:

            1,409,894 - 927,562 = 482,332 Tranche A Shortfall Shares

            A Determination Date as of which there is a Tranche A Shortfall Amount is referred to as a "TRANCHE A SHORTFALL DETERMINATION DATE." A Determination Date which occurs immediately after a Tranche A Shortfall Determination Date is referred to as a "TRANCHE A CATCH UP DETERMINATION DATE." If as of a Tranche A Catch Up Determination Date, the applicable Tranche A Target Amount for such Tranche A Catch Up Determination Date is met or exceeded, then the Tranche A Shortfall Shares which did not vest on such Tranche A Shortfall Determination Date shall immediately become Vested Shares on the Tranche A Catch Up Determination Date, it being agreed that if the Tranche A Target Amount relating to such Tranche A Catch Up Determination Date is not met, such Tranche A Shortfall Shares shall never become vested. By way of example, if the Tranche A Shortfall Amount on the First Determination Date is $520 million resulting in 482,332 Tranche A Shortfall Shares, and as of the Second Determination Date (which, in this example, is the Tranche A Catch Up Determination Date with respect to the First Determination Date) the Second Tranche A Target Amount of Cumulative Signed Purchasing Volume of $2,347 million is met, then the 482,332 Tranche A Shortfall Shares relating to the First Determination Date which had become a Tranche A Shortfall Determination Date will become Vested Shares on the Second Determination Date, provided however, that if as of the Second Determination Date Cumulative Signed Purchasing Volume is less than $2,347 million, the 482,332 Tranche A Shortfall Shares relating to the First Determination Date shall never become vested, even if as of the Third Determination Date the relevant Tranche A Target Amount for such Determination Date is met or exceeded.

            (e) If, on the December 15 immediately preceding a Determination Date, UHC delivers to Parent written evidence establishing that a number of Tranche A Shares would become Vested Shares on such December 15 if such December 15 were to be treated as if it were the immediately following Determination Date (but not any other subsequent Determination Date or December 15), then such Tranche A Shares shall become Vested Shares as of such December 15, and the number of Tranche A Shares eligible to become Vested Shares on the immediately following Determination Date shall be reduced by a like amount. If less than all of the Tranche A Shares available to become Vested Shares on a particular December 15 become Vested Shares on such date, any and all such Tranche A Shares which did not become Vested Shares on such December 15 may become Vested Shares on the Determination Date immediately following such December 15 in accordance with the pro rata provisions of paragraph (d), and if such Determination Date immediately following such December 15 is a Tranche A Shortfall Determination Date, each of the December 15 immediately following such Tranche A Shortfall Determination Date and the Determination Date immediately following such Tranche A Shortfall Determination Date, but no other December 15 or Determination Date, shall be a Tranche A Catch Up Determination Date for such Tranche A Shortfall Determination Date. All other provisions and limitations of paragraph (d) with respect to a Tranche A Catch Up Determination Date shall be applicable.



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      1.5   Forfeiture of Tranche A Shares. On and following any date on which any Tranche A Shares cannot become Vested Shares pursuant to the provisions of
Section 1.4 of this Amendment, all such Tranche A Shares that cannot become Vested Shares shall, without the payment of any consideration by Parent or any further action by UHC or Parent, be forfeited by UHC to Parent. Upon any such forfeiture of Tranche A Shares, UHC shall promptly, but in no event later than three business days after such forfeiture, return the certificates representing the shares so forfeited to Parent for cancellation.

      1.6   Vesting of Tranche B Shares.

            (a) 469,965 Tranche B Shares shall become Vested Shares on the First Determination Date if Cumulative Signed Purchasing Volume as of the First Determination Date is at least $2,026 million (the "FIRST TRANCHE B TARGET AMOUNT").

            (b) 469,965 Tranche B Shares shall become Vested Shares on the Second Determination Date if Cumulative Signed Purchasing Volume as of the Second Determination Date is at least $3,130 million (the "SECOND TRANCHE B TARGET AMOUNT").

            (c) 469,965 Tranche B Shares shall become Vested Shares on the Third Determination Date if Cumulative Signed Purchasing Volume as of the Third Determination Date is at least $4,308 million (the "THIRD TRANCHE B TARGET AMOUNT").

            (d) In the event the Tranche B Target Amount of Cumulative Signed Purchasing Volume specified in any of Section 1.6 paragraphs (a), (b), or (c) above is not achieved as of the particular Determination Date specified in such paragraph (such shortfall below a particular Tranche B Target Amount being referred to as a "TRANCHE B SHORTFALL AMOUNT"), then the number of Tranche B Shares which shall become Vested Shares at a particular Determination Date pursuant to Section 1.6 paragraphs (a), (b), or (c) above shall equal the product of 469,965 and a fraction, the numerator of which is the Cumulative Signed Purchasing Volume as of the Determination Date in question minus the Tranche A Target Amount for the Determination Date in question and the denominator of which is the Tranche B Target Amount for the Determination Date in question minus the Tranche A Target Amount for the Determination Date in question. It is agreed that no Tranche B Shares will become Vested Shares on a particular Determination Date if the Tranche A Target Amount relating to such Determination Date is not exceeded. By way of example, if as of June 30, 2002, Cumulative Signed Purchasing Volume is $2,000 million, 445,817 Tranche B Shares shall become Vested Shares:

            469,965  x    (2,000 - 1,520)  = 445,817 Vested Shares
                          ---------------
                          (2,026 - 1,520)

            If there is a Tranche B Shortfall Amount relating to a particular Determination Date, then the number of Tranche B Shares which will not vest due to such shortfall shall equal 469,965 minus the number of Tranche B Shares which became Vested Shares on such Determination Date (the "TRANCHE B SHORTFALL SHARES"). If no Tranche B Shares became Vested Shares on a Determination Date, then there will be 469,965 Tranche B Shortfall Shares with


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respect to the Determination Date in question. Using the facts set forth in the preceding example, if as of June 30, 2002, Cumulative Signed Purchasing Volume is $2,000 million, and 445,817 Tranche B Shares become Vested Shares, then 24,148 Tranche B Shares shall be deemed Tranche B Shortfall Shares as of the First Determination Date:

            469,965 - 445,817 = 24,148 Tranche B Shortfall Shares

            A Determination Date as of which there is a Tranche B Shortfall Amount is referred to as a "TRANCHE B SHORTFALL DETERMINATION DATE." A Determination Date which occurs immediately after a Tranche B Shortfall Determination Date is referred to as a "TRANCHE B CATCH UP DETERMINATION DATE." If as of a Tranche B Catch Up Determination Date, the applicable Tranche B Target Amount for such Tranche B Catch Up Determination Date is met or exceeded, then the Tranche B Shortfall Shares which did not vest on such Tranche B Shortfall Determination Date shall immediately become Vested Shares on the Tranche B Catch Up Determination Date, it being agreed that if the Tranche B Target Amount relating to such Tranche B Catch Up Determination Date is not met, such Tranche B Shortfall Shares shall never become vested. By way of example, if the Tranche B Shortfall Amount on the First Determination Date is $26 million resulting in 24,148 Tranche B Shortfall Shares, and as of the Second Determination Date (which, in this example, is the Tranche B Catch Up Determination Date with respect to the First Determination Date) the Second Tranche B Target Amount of Cumulative Signed Purchasing Volume of $3,130 million is met, then the 24,148 Tranche B Shortfall Shares relating to the First Determination Date which had become a Shortfall Determination Date will become Vested Shares on the Second Determination Date, provided however, that if as of the Second Determination Date Cumulative Signed Purchasing Volume is less than $3,130 million, the 24,148 Tranche B Shortfall Shares relating to the First Determination Date shall never become vested, even if as of the Third Determination Date the relevant Tranche B Target Amount for such Determination Date is met or exceeded.

            (e) If, on the December 15 immediately preceding a Determination Date, UHC delivers to Parent written evidence establishing that a number of Tranche B Shares would become Vested Shares on such December 15 if such December 15 were to be treated as if it were the immediately following Determination Date (but not any other subsequent Determination Date or December 15), then such Tranche B Shares shall become Vested Shares as of such December 15, and the number of Tranche B Shares eligible to become Vested Shares on the immediately following Determination Date shall be reduced by a like amount. If less than all of the Tranche B Shares available to become Vested Shares on a particular December 15 become Vested Shares on such date, any and all such Tranche B Shares which did not become Vested Shares on such December 15 may become Vested Shares on the Determination Date immediately following such December 15 in accordance with the pro rata provisions of paragraph (d), and if such Determination Date immediately following such December 15 is a Tranche B Shortfall Determination Date, each of the December 15 immediately following such Tranche B Shortfall Determination Date and the Determination Date immediately following such Tranche B Shortfall Determination Date, but no other December 15 or Determination Date, shall be a Tranche B Catch Up Determination Date for such Tranche B Shortfall Determination Date. All other provisions and limitations of paragraph (d) with respect to a Tranche B Catch Up Determination Date shall be applicable.



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      1.7   Forfeiture of Tranche B Shares. On and following any date on which any Tranche B Shares cannot become Vested Shares pursuant to the provisions of
Section 1.6 of this Amendment, all such Tranche B Shares that cannot become Vested Shares shall, without the payment of any consideration by Parent or any further action by UHC or Parent, be forfeited by UHC to Parent. Upon any such forfeiture of Tranche B Shares, UHC shall promptly, but in no event later than three business days after such forfeiture, return the certificates representing the shares so forfeited to Parent for cancellation.

      1.8 Continuation of Vesting Provisions. In the event of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which shares of Common Stock are converted into a different number or kind of security or other property (other than cash), all Restricted Shares that are not Vested Shares shall remain subject to the vesting provisions and the Forfeiture Risk described in this
Article I, after equitably and proportionately adjusting the provisions of this
Article I to the number and kind of securities or other property into which the Restricted Shares have been converted pursuant to such corporate transaction. In the event of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which all shares of Common Stock are converted into cash, or a cash tender offer for all shares of Common Stock is consummated, all Restricted Shares shall become Vested Shares.

                                   ARTICLE II
                           REPRESENTATIONS, WARRANTIES
                        AND CERTAIN AGREEMENTS OF PARENT

      Parent hereby represents and warrants to UHC, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by Parent dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT DISCLOSURE LETTER") (which Parent Disclosure Letter shall be deemed to be representations and warranties to UHC by Parent under this Article II), as follows:

      2.1   Organization of Parent.

            (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

            (b) The Restricted Shares, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

            (c) Based in part on the representations made by UHC in Article III hereof, the issuance of the Restricted Shares solely to UHC in accordance with this Agreement (assuming no change in currently applicable law) is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT").


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      2.2   Due Authorization.

            (a) Parent has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Amendment has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by UHC, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

            (b) The execution and delivery of this Amendment by Parent does not, and the performance of this Amendment by Parent will not, (i) conflict with or violate the Parent Charter Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to perform its obligations hereunder. There are no consents, waivers or approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to perform its obligations hereunder.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental entity or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY") is required to be obtained or made by Parent in connection with the execution, delivery and performance of this Amendment or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent or have a material adverse effect on the ability of the parties hereto to consummate or perform the transactions contemplated hereby.

      2.3 Nasdaq Listing. Parent agrees that it will authorize for listing on the Nasdaq Stock Market the Restricted Shares issuable in connection with this Amendment, effective upon official notice of issuance.



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      2.4   Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Amendment.

      2.5 Brokers' and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Amendment.

      2.6 Anti-Takeover Protections. The Board of Directors of Parent has taken all actions so that the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Amendment. To Parent's knowledge, no other anti-takeover, control share acquisition, fair price, moratorium or other similar statute or regulation applies or purports to apply to this Amendment or the transactions contemplated hereby.

                                   ARTICLE III
                           REPRESENTATIONS, WARRANTIES
                          AND CERTAIN AGREEMENTS OF UHC

      UHC hereby represents and warrants to Parent as follows:

      3.1 Organization, Good Standing and Qualification. UHC represents that it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority, and all requisite qualifications to do business as a foreign entity, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not have a Material Adverse Effect on UHC.

      3.2   Authorization.

            (a) UHC has all requisite power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of UHC. This Amendment has been duly executed and delivered by UHC and constitutes the valid and binding obligations of UHC, enforceable against UHC in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

            (b) The execution and delivery of this Amendment by UHC does not, and the performance of this Amendment by UHC will not, (i) conflict with or violate the certificate of incorporation, bylaws, operating agreement or other organizational documents of UHC, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to UHC or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair UHC's rights or alter the rights or obligations of any third party under, or give to others


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

any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of UHC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which UHC is a party or by which UHC or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on UHC or a material adverse effect on UHC's ability to perform its obligations hereunder. There are no consents, waivers or approvals under any of UHC's or any of its subsidiaries' agreements, contracts, licenses or leases which are required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on UHC or a material adverse effect on UHC's ability to perform its obligations hereunder.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by UHC in connection with the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on UHC or have a material adverse effect on the ability of the parties hereto to consummate or perform the transactions contemplated hereby.

      3.3 Acquisition for Own Account. Except as previously disclosed to Parent, the Restricted Shares to be delivered to UHC hereunder will be acquired for UHC's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and UHC represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Restricted Shares to be acquired by UHC hereunder in any public resale or distribution within the meaning of the 1933 Act. UHC also represents that it has not been formed for the specific purpose of acquiring the Restricted Shares.

      3.4 Disclosure of Information. UHC believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed ownership decision with respect to the Restricted Shares to be issued to UHC under this Agreement. UHC further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Restricted Shares and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to UHC or to which UHC had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Parent in Article II.

      3.5 Experience. UHC understands that ownership of the Restricted Shares involves substantial risk. UHC: (i) has experience as owner of securities of companies in the development stage and acknowledges that UHC is able to fend for itself, can bear the economic risk of UHC's ownership of the Restricted Shares and has such knowledge and experience in financial or business matters that UHC is capable of evaluating the merits and risks of ownership of the Restricted Shares and protecting its own interests in connection with this ownership and/or (ii) has a preexisting personal or business relationship with Parent and certain of its officers, directors or controlling persons of a nature and duration that enables UHC to be aware of the character, business acumen and financial circumstances of such persons.

      3.6 Accredited Investor Status. UHC is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

      3.7 Restricted Securities. UHC understands that the Restricted Shares will be characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, UHC represents that UHC is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

      3.8 No Solicitation. At no time was UHC presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance or delivery of the Restricted Shares.

      3.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, UHC agrees not to make any disposition of all or any portion of the Vested Shares or of any interest therein to any person or entity unless:

            (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition of the Vested Shares and such disposition is made in accordance with such registration statement; or

            (b) UHC shall have notified Parent of the proposed disposition of the Vested Shares and shall have furnished Parent with a statement of the circumstances surrounding such proposed disposition, and, at the expense of UHC or its transferee, with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such securities under the 1933 Act.

      3.10 Transfer of Restricted Shares. UHC agrees that it will not, directly or indirectly, in a single transaction or series of related transactions, without the prior written consent of Parent, sell, pledge, Encumber, transfer, assign or otherwise dispose (each, a "TRANSFER") of legal or beneficial ownership of any Restricted Shares to any person prior to such time as they become Vested Shares pursuant to this Agreement. Any purported Transfer in violation of the foregoing restriction shall be void and Parent may, and may instruct the transfer agent of the Common Stock to, refuse to record, whether on the stock records of Parent or otherwise, any purported transfer of unvested Restricted Shares or recognize any purported transferee of unvested Restricted Shares and Parent may issue stop transfer orders with respect to any such Transfer of unvested Restricted Shares.

      3.11 Legends. UHC understands and agrees that the certificates evidencing the Restricted Shares and the Vested Shares will bear legends substantially similar to those set forth in paragraphs (a) and (b) below, and that the certificates evidencing the Restricted Shares will bear a legend substantially similar to that set forth in paragraph (c) below, in addition to any other legend that may be required by applicable law, by Parent's Certificate of Incorporation or Bylaws, or by any agreement between Parent and UHC:


            (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            (b) THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO AN AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT BETWEEN THE ORIGINAL HOLDER OF THESE SECURITIES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

            (c) PURSUANT TO THE TERMS OF AN AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT BETWEEN THE ORIGINAL HOLDER OF THESE SECURITIES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED. THE ISSUER WILL NOT RECOGNIZE ON ITS STOCK TRANSFER RECORDS ANY PURPORTED TRANSFEREE OF THE SECURITIES REPRESENTED HEREBY.

The legend set forth in (a) above shall be removed by Parent from any certificate evidencing Restricted Shares or Vested Shares upon delivery to Parent of an opinion by counsel, reasonably satisfactory to Parent, to the effect that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or to the effect that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Parent issued the Restricted Shares or the Vested Shares when they were Restricted Shares. The legend set forth in (b) above shall be removed by Parent from any certificate evidencing Restricted Shares or Vested Shares upon delivery to Parent of an opinion by counsel, reasonably satisfactory to Parent, to the effect that the resale, voting and standstill restrictions contained in this Agreement, as amended hereby, are no longer applicable to the holder of the securities represented thereby. The legend set forth in (c) above shall be removed by Parent from any certificate evidencing Restricted Shares which have become Vested Shares.

      3.12 Dividends for Restricted Shares. In the event that Parent declares a dividend or other distribution to holders of its Common Stock, any such dividend paid or distribution made in respect of Restricted Shares that have not become Vested Shares shall be paid or made to an escrow holder selected by Parent and reasonably satisfactory to UHC and held by such person to be delivered either to UHC upon the vesting and delivery of the Restricted Shares in respect of which such dividend or distribution was made or to Parent upon the forfeiture of the Restricted Shares in respect of which such dividend or distribution was made.


                                   ARTICLE IV
                              ADDITIONAL AMENDMENTS

      4.1 Amendment of Voting Provisions. Section 6.1 of the Agreement is hereby amended to read in its entirety as follows:

            "6.1 Voting of Common Stock. UHC agrees that from and after the date of the Closing through the fifth anniversary of the Closing (the "FIFTH ANNIVERSARY"), and for as long after the Fifth Anniversary as the outstanding shares of Common Stock (including Restricted Shares and Vested Shares) beneficially owned by UHC together with all "affiliates" (which for purposes of this Agreement (other than Section 3.12) shall have the meaning given such term in Rule 144(a)(1) promulgated under the 1933 Act) of UHC exceeds 9% of the then outstanding Common Stock of Parent (the entire such period, the "RESTRICTED PERIOD"), to the extent that the outstanding shares of Common Stock (including outstanding Shares, Restricted Shares and Vested Shares) beneficially owned by UHC together with all affiliates of UHC exceeds 9% of the then outstanding Common Stock of Parent (the shares (including outstanding Shares, Restricted Shares and Vested Shares) in excess of such 9% threshold, "EXCESS SHARES"), UHC shall, and shall cause its controlled affiliates to, vote all Excess Shares it holds or is entitled to vote in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent's stockholders for approval, except for (i) a proposed Change of Control or (ii) an amendment of the Certificate of Incorporation of Parent that would materially and adversely affect UHC as a Parent stockholder in a manner different from the effect such amendment would have on other Parent stockholders generally. On all matters submitted to Parent stockholders for approval other than those identified in clauses (i) and
      (ii) of the preceding sentence, UHC shall, and shall cause its controlled affiliates to, vote all Excess Shares in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent stockholders' for approval, including, without limitation, on any matters regarding equity-based or other compensation plans of Parent, the issuance of capital stock of Parent, amendments to the Certificate of Incorporation of Parent other than as set forth in clause (ii) above, elections of directors to the Board of Directors, or transactions involving interested or related parties. Notwithstanding the foregoing, all Restricted Shares that are not Vested Shares shall be voted on all matters submitted to Parent's stockholders for approval in proportion to the votes cast by all other stockholders of Parent, including those matters identified in items (i) and (ii) of the first sentence of this section. Notwithstanding any voting restrictions set forth herein, the Board of Directors of Parent may waive any voting restriction set forth herein with respect to any particular matter. For purposes of this Agreement, "CHANGE OF CONTROL" means the consummation of any transaction or series of related transactions, including an acquisition of Parent by another entity and any reorganization, merger, consolidation or share exchange, that results in the beneficial owners of Parent's capital stock immediately prior to the transaction or transactions holding less than 50% of the voting power of Parent immediately after the transaction or transactions, or a transaction or series of related transactions which result in the sale, exchange, transfer, acquisition or disposition of more than 50% of the assets of Parent. For the avoidance of doubt, for purposes of this Section 6.1, VHA, Novation and HPPI are not "affiliates" of UHC."

            4.2   Other Amendments.

            (a) Section 6.2 of the Agreement shall be amended by deleting the phrase "except pursuant to the Warrant."

            (b) Section 6.4(a) of the Agreement shall be amended by deleting the phrase, in two locations, "on a fully converted basis (taking into account for VHA, all shares of Common Stock issuable upon the exercise of the warrant issued to VHA pursuant to the VHA Agreement)."

            (c) Section 6.4(b) of the Agreement shall be amended by deleting the phrase, "on a fully converted basis (taking into account for UHC, all shares of Common Stock issuable upon the exercise of the Warrant)."
      Section 6.4(b) of the Agreement shall be further amended by adding the following sentence at the end of such Section 6.4(b): "Notwithstanding the foregoing, UHC will not have the right to nominate a person to Parent's Board of Directors pursuant to this Section 6.4(b) for so long as Robert
      J. Baker, or any other person nominated or appointed by UHC, is a member of Parent's Board of Directors."

            (d) Section 6.4(c) of the Agreement shall be amended by deleting the phrase, "on a fully converted basis (taking into account for UHC, all shares of Common Stock issuable upon the exercise of the Warrant)."
      Section 6.4(c) of the Agreement shall be further amended by adding the following sentence at the end of such Section 6.4(c): "Notwithstanding the foregoing, Parent will not be obligated to comply with the foregoing provisions of this Section 6.4(c) for so long as Robert J. Baker, or any other person nominated or appointed by UHC, is a member of Parent's Board of Directors."

            (e) Section 10.9 of the Agreement is hereby amended to read in its entirety as follows:

                  "10.9 Entire Agreement. The Agreement, as amended by this
            Amendment, together with all exhibits and schedules and any disclosure letters delivered pursuant thereto and hereto, and the Outsourcing Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter thereof and hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof."

                                    ARTICLE V
                               GENERAL PROVISIONS

      5.1 Reaffirmation. The Agreement, as amended hereby, is in all respects ratified, reaffirmed and remade, and is in full force and effect.

      5.2 Governing Law. This Amendment shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

      5.3 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                                   * * * * *

            6.5 Nasdaq Listing. The Shares shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

                                   ARTICLE VII
               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

            The obligations of the Company under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

            7.1 Representations and Warranties. The representations and warranties of UHC contained in Article IV shall be true and correct in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing. The Company shall have received a certificate with respect to the foregoing signed on behalf of UHC by the Chief Executive Officer or the Chief Financial Officer of UHC.

            7.2 Performance. UHC shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            7.3 Securities Exemptions. The issuance of the Shares to UHC pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of California Law and the registration and/or qualification requirements of all other applicable state securities laws.

            7.4 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                                  ARTICLE VIII
                                   TERMINATION

            8.1   Termination. This Agreement may be terminated prior to the
Closing:

            (a) by mutual written consent duly authorized by the Boards of Directors of the Company and UHC;

            (b) by either the Company or UHC if the Closing shall not have occurred by February 15, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

            (c) by either the Company or UHC if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable.

            8.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve either party from liability for any willful breach of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

            9.1 Survival of Warranties. The representations, warranties and covenants of UHC (except for any covenant that by its express terms survives the Closing, and for the representations, warranties and covenants set forth in Sections 4.3 through 4.10 inclusive, which shall survive the execution and delivery of this Agreement and the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing. The representations, warranties and covenants of the Company (except for any covenant that by its express terms survives the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing.

            9.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

            9.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

            9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            9.5   Interpretation; Certain Defined Terms.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (other than (i) liens for taxes not yet due and payable; (ii) liens reflected on the Company Balance Sheet, if applicable; (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby; and
(iv) contractor's liens).

            (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from (i) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner) or (ii) changes in the trading prices for such entity's capital stock.

            (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

IF TO UHC:                                    WITH A COPY TO:

University HealthSystem Consortium            McDermott, Will & Emery
2001 Spring Road, Suite 700                   227 West Monroe Street
Oak Brook, Illinois 60523                     Chicago, Illinois 60606
Facsimile: 630-954-4730                       Facsimile: 312-984-7700
Attn:  Executive Vice President               Attn: Virginia H. Holden

IF TO THE COMPANY:                            WITH A COPY TO:

Neoforma.com, Inc.                            Fenwick & West LLP
3061 Zanker Road                              Two Palo Alto Square,
San Jose, California 95134                    Palo Alto, California 94306
Facsimile: 408-468-4040                       Facsimile: 650-494-1417
Attn:  Chief Financial Officer
                                              Attn:  Gordon K. Davidson
                                              Douglas N. Cogen

            9.7 Expenses; Finder's Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Closing occurs. UHC agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which UHC or any of its officers, partners, members, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless UHC from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            9.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            9.10 Further Assurances. From and after the date of this Agreement, upon the request of UHC or the Company, the Company and UHC shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            9.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Company and UHC. At any time prior to the Closing any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

            9.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly onferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            9.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            9.14 Company Disclosure Letter. Disclosure made with regard to a representation or warranty of the Company in the Company Disclosure Letter shall also be deemed to qualify other representations and warranties of the Company if it is readily apparent from the language contained in such disclosure that such disclosure is applicable to such other representation or warranty.

            9.15 Waiver Of Jury Trial. EACH OF THE COMPANY AND UHC HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS THE COMPANY OR UHC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                       NEOFORMA.COM, INC.



                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       UNIVERSITY HEALTHSYSTEM CONSORTIUM


                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________





               [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

                              SCHEDULE OF EXHIBITS


            Exhibit A:   Registration Rights Agreement Amendment

                                                                      EXHIBIT A


                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

      This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT dated January 25, 2001 (this "AMENDMENT") amends that certain Registration Rights Agreement, dated as of June 30, 2000, by and among Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), and the Investors (the "PRIOR RIGHTS AGREEMENT"). The capitalized terms not otherwise defined herein have the respective meanings given to them in the Prior Rights Agreement.

                                    RECITALS

      WHEREAS, Section 7.1 of the Prior Rights Agreement states in part that any term or provision of the Prior Rights Agreement may be amended by a writing signed by the Company and the holders of a majority of the shares of the Registrable Securities.

      WHEREAS, the undersigned parties include the Company and the holders of a majority of the shares of the Registrable Securities.

      NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Prior Rights Agreement as follows:

      1. Amendment of Section 1.7 of the Prior Rights Agreement. Section 1.7 of the Prior Rights Agreement is amended to add (i) the shares of Common Stock issued to VHA pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and VHA and (ii) the shares of Common Stock issued to UHC pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and UHC to the definition of Registrable Securities. Section 1.7 shall read in its entirety as follows:

            "1.7 "REGISTRABLE SECURITIES" means shares of Common Stock of the Company (i) issued or issuable upon conversion of the Preferred Stock (the "CONVERSION STOCK") and (ii) issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other Registrable Securities, (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, (iv) issued to the former stockholders of Pharos Technologies, Inc., (the "PHAROS INVESTORS") in connection with its acquisition by the Company, (v) issued to the former stockholders of U.S. LifeLine, Inc. (the "USL INVESTORS") in connection with its acquisition by the Company, (vi) issued to the former stockholders of EquipMD, Inc., (the "EMI INVESTORS") in connection with its acquisition by the Company, (vii) issued to, or issuable upon exercise of warrants issued to, VHA, Inc., a Delaware corporation ("VHA") or University Healthsystem Consortium, an Illinois corporation ("UHC") in connection with the commercial agreement among Neoforma, Novation, LLC, a

      Delaware limited liability company ("NOVATION"), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company, VHA and UHC, (viii) issued to VHA pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and VHA and (ix) issued to UHC pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and UHC (the shares of Common Stock of the Company (or other securities convertible or exchangeable therefor) described in clauses (vii), (viii) and (ix), the "NOVATION REGISTRABLE SECURITIES"), excluding: (A) any shares of Common Stock that have been sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction or redeemed by the Company in accordance with its Certificate of Incorporation, (B) any shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exercisable therefor) that have been sold in violation of this Agreement, and (C) all shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exchangeable therefor) described in clause (i),
      (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) of this Section 1.7 held by a Holder that can, in the opinion of counsel to the Company, be sold by such Holder in a three-month period without registration under the Securities Act pursuant to Rule 144."

      2. All Other Terms Unchanged. Except as expressly modified by this Amendment, all terms of the Prior Rights Agreement shall remain in full force and effect.

      3. Governing Law. This Amendment shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

      4. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


COMPANY:                                       INVESTORS (Entity):

NEOFORMA.COM, INC.

                                               ________________________________
                                                  (Printed Entity Name Here)


By:
   Andrew L. Guggenhime                        By:_____________________________
   Chief Financial Officer and Secretary

                                               Name:___________________________


                                               Title:__________________________


                                               INVESTORS (Individual):



                                               ________________________________
                                               Signature Here



                                               ________________________________
                                               Printed Name Here








      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

                        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.



                                   NEOFORMA.COM, INC.



                                   By:______________________________________

                                   Name:____________________________________

                                   Title:___________________________________

                                   UNIVERSITY HEALTHSYSTEM CONSORTIUM


                                   By:______________________________________

                                   Name:____________________________________

                                   Title:___________________________________









            [SIGNATURE PAGE TO UHC AMENDMENT TO AMENDED AND RESTATED
                      COMMON STOCK AND WARRANT AGREEMENT]